EXHIBIT 1
                             JOINT FILING AGREEMENT

     This will confirm the agreement  between and among the undersigned that the
Schedule 13D, Amendment No. 1, filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock of Ravenswood Winery, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     Dated: October 23, 2001

                                            CONSTELLATION BRANDS, INC.

                                            By: /s/ Richard Sands
                                                --------------------------------
                                                Name:  Richard Sands
                                                Title: President and Chief
                                                       Executive Officer


                                            FRANCISCAN VINEYARDS, INC.

                                            By: /s/ Agustin Francisco Huneeus
                                                --------------------------------
                                                Name:  Agustin Francisco Huneeus
                                                Title: President